EXHIBIT 21

Subsidiaries of Registrant

1.	KT Services, Inc.

100% owned subsidiary

Incorporated in the State of Washington

2.	KTI Limited

100% owned by Key Tronic Europe, LTD

Incorporated in Ireland

3.	Key Tronic Europe, LTD

100% owned subsidiary

Incorporated in the Cayman Islands

4.	Key Tronic Juarez, SA de CV

100% owned subsidiary

Incorporated in Mexico

5.	Key Tronic China LTD

100% owned subsidiary

Incorporated in the State of Washington

6.	Key Tronic Computer Peripherals (Shanghai) Co. LTD

100% owned subsidiary

Incorporated in Republic of China

7.	Key Tronic Reynosa, S.A. de CV

100% owned subsidiary

Incorporated in Mexico